Blue Owl Technology Finance Corp. Announces March 31, 2026 Financial Results

NEW YORK — May 6, 2026 — Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF” or the “Company”) today announced financial results for its first quarter ended March 31, 2026.

FIRST QUARTER 2026 HIGHLIGHTS

•First quarter GAAP net investment income (“NII”) per share of $0.37
•First quarter adjusted NII per share of $0.29(1)
•Dividends declared for the second quarter were $0.40 per share, including a base dividend of $0.35 per share and a special dividend of $0.05 per share declared in connection with the listing
•Net asset value per share decreased to $16.49, as compared with $17.33 last quarter, primarily driven by unrealized losses from the impact of credit spread widening on the portfolio
•New investment commitments for the first quarter were $1.7 billion and sales and repayments were $1.1 billion, as compared with $2.3 billion of new investment commitments and $0.9 billion of sales and repayments for the three months ended December 31, 2025
•Net debt-to-equity ended at 0.85x, as compared with 0.75x as of December 31, 2025
•Investments on non-accrual represented 0.3% and 0.1% of the portfolio at cost and fair value, respectively, as compared with 0.4% and 0.2% as of December 31, 2025
•OTF repurchased approximately $50.2 million of OTF common stock, which was accretive to net asset value per share in the first quarter
•Approximately 80% of each pre-listing shareholder's position has been released from lock-up, with two remaining releases scheduled in equal tranches of approximately 10.6% each month until June 12, 2026

"First quarter volatility in technology markets drove meaningful spread widening and pressured valuations across OTF's portfolio, reflecting broader market dynamics rather than underlying credit trends,” said Craig W. Packer, Chief Executive Officer. “We continue to see solid credit performance across our portfolio of durable, mission-critical businesses with many already taking steps to adapt to the evolving AI environment. With over $2 billion of available liquidity, we believe the current dislocation is creating a more attractive opportunity set, allowing us to remain selective as we deploy capital, ramp leverage and support ROE expansion over time."

Stock Repurchases
On February 17, 2026, the Board of Directors (the "Board") approved a $300 million stock repurchase program, under which purchases may be made at management's discretion from time to time in open-market transactions, replacing the prior $200 million authorization. As of March 31, 2026, the Company repurchased approximately $50.2 million of OTF common stock, accretive to net asset value per share in the first quarter, with approximately $250 million remaining under its share repurchase program.

Dividend Declarations
The Board declared a second quarter 2026 base dividend of $0.35 per share for stockholders of record as of June 30, 2026, payable on or before July 15, 2026.

As previously announced, the Board also declared a series of five special dividends of $0.05 per share. A full schedule of the record and payment dates can be found on the Company’s website at www.blueowltechnologyfinance.com.

Lock-Up Release Schedule
On November 4, 2025, the Board approved an amended lock-up release schedule that applies to shares currently subject to transfer restrictions. Under the new schedule, approximately 10.6% of these shares of the Company’s common stock continue to be released each month until June 12, 2026.

As of today, approximately 80% of each shareholder's position has been released from lock-up. The remaining shares still subject to transfer restrictions will be released in accordance with the following schedule:

Release Date	Approximate Percentage of Shares Subject to Transfer Restrictions Released	Approximate Number of Shares Subject to Transfer Restrictions Released
May 20, 2026	10.6%	49,096,350
June 12, 2026	10.6%	49,099,234

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(1) Adjusted to exclude any change in capital gains incentive fees accrued but not paid. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

SELECT FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
($ in thousands, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025

GAAP results:
Net investment income per share	$0.37	$0.26	$0.41
Net realized and unrealized gains (losses) per share	$(0.84)	$0.18	$(0.08)
Net increase (decrease) in net assets resulting from operations per share	$(0.47)	$0.44	$0.33
Capital gains incentive fee expense (benefit) per share	$(0.08)	$0.03	$(0.01)

Non-GAAP financial measures(1)(2):
Adjusted net investment income per share	$0.29	$0.30	$0.41
Adjusted net increase (decrease) in net assets resulting from operations per share	$(0.56)	$0.47	$0.33

Total investments at fair value	$14,068,239	$14,286,039	$12,070,858
Total debt outstanding (net of unamortized debt issuance costs)	$6,904,332	$6,288,200	$5,127,899
Net assets	$7,605,453	$8,041,598	$7,946,723
Net asset value per share	$16.49	$17.33	$17.09
Net debt-to-equity	0.85x	0.75x	0.53x

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(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.
(2) Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

PORTFOLIO COMPOSITION

As of March 31, 2026, the Company had investments in 203 portfolio companies across 37 industries, with an aggregate portfolio size of $14.1 billion at fair value and an average investment size of $69.3 million at fair value.

	March 31, 2026		December 31, 2025
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured (1)	$10,917,188	77.7%	$10,979,070	76.8%
Second-lien senior secured	498,121	3.5%	568,641	4.0%
Specialty finance debt	38,000	0.3%	37,452	0.3%
Unsecured	456,403	3.2%	477,128	3.3%
Preferred equity	982,150	7.0%	1,072,481	7.5%
Common equity	615,910	4.4%	722,100	5.1%
Specialty finance equity	527,414	3.7%	375,812	2.6%
Joint ventures	33,053	0.2%	53,355	0.4%
Total investments	$14,068,239	100.0%	$14,286,039	100.0%
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(1) The Company considers 57% and 61% of first-lien senior secured debt investments to be unitranche loans as of March 31, 2026 and December 31, 2025, respectively.

	March 31, 2026	December 31, 2025
Number of portfolio companies	203	199
Percentage of debt investments at floating rates	96.3%	96.2%
Percentage of senior secured debt investments	81.5%	81.1%
Weighted average spread over base rate of all floating rate debt investments	5.3%	5.4%
Weighted average total yield of accruing debt and income-producing securities at fair value	9.5%	9.6%
Weighted average total yield of accruing debt and income-producing securities at cost	9.2%	9.5%
Percentage of investments on non-accrual of the portfolio at fair value	0.1%	0.2%

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended March 31, 2026, new investment commitments totaled $1.7 billion across 14 new portfolio companies and 12 existing portfolio companies. For the three months ended December 31, 2025, new investment commitments were $2.3 billion across 25 new portfolio companies and 15 existing portfolio companies.

For the three months ended March 31, 2026, the principal amount of new investments funded totaled $1.3 billion and aggregate principal amount of sales and repayments was $1.1 billion. For the three months ended December 31, 2025, the principal amount of new investments funded totaled $1.7 billion and aggregate principal amount of sales and repayments was $0.9 billion.

	For the Three Months Ended March 31,
($ in thousands)	2026	2025(4)
New investment commitments:
Gross originations	$1,700,654	$823,820
Less: Sell downs	(11,389)	(4,217)
Total new investment commitments	$1,689,265	$819,603
Principal amount of new investments funded:
First-lien senior secured debt investments	$1,009,602	$500,188
Second-lien senior secured debt investments	—	2,900
Unsecured debt investments	629	138,285
Specialty finance debt investments	—	3,266
Preferred equity investments	51,482	—
Common equity investments	19,695	9,519
Specialty finance equity investments	200,615	10,049
Joint venture investments	(243)	274
Total principal amount of new investments funded	$1,281,780	$664,481

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$113,233	$31,903

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(969,114)	$(406,251)
Second-lien senior secured debt investments	(10,833)	(21,000)
Unsecured debt investments	(30,590)	(141,472)
Specialty finance debt investments	—	—
Preferred equity investments	(36,280)	(3,887)
Common equity investments	(15,316)	(50,006)
Specialty finance equity investments	(49,000)	(18,391)
Joint venture investments	—	—
Total principal amount of investments sold or repaid	$(1,111,133)	$(641,007)

Number of new investment commitments in new portfolio companies(2)	14	12
Average new investment commitment amount in new portfolio companies	$51,242	$26,674
Weighted average term for new investment commitments (in years)	5.8	6.5
Percentage of new debt investment commitments at floating rates	100.0%	83.4%
Percentage of new debt investment commitments at fixed rates	—%	16.6%
Weighted average interest rate of new investment commitments(3)	8.4%	8.4%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	4.9%	5.2%
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(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.68% and 4.29% as of March 31, 2026 and 2025, respectively.
(4)On March 24, 2025, in connection with the Mergers, OTF acquired investments of $5.56 billion from OTF II and assumed unfunded loan commitments totaling $754.9 million, which are excluded from the table above. The investments acquired consisted of 129 portfolio companies, 32 of which were not previously held by us. For additional information see Note 13 - Merger with Blue Owl Technology Finance Corp. II on Form 10-Q.

RESULTS OF OPERATIONS FOR THE FIRST QUARTER ENDED MARCH 31, 2026

Investment Income
Investment income modestly increased to $326 million for the three months ended March 31, 2026 from $321 million for the three months ended December 31, 2025, primarily driven by increased interest income from an increase in portfolio size driven by net fundings during the period, partially offset by the impact of lower base rates on floating-rate assets. Other income remained relatively consistent period-over-period. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments.

Expenses
Total operating expenses decreased to $153 million for the three months ended March 31, 2026 from $195 million for the three months ended December 31, 2025, primarily due to a reversal of capital gains incentive fees from mark-to-market movement, while interest expense stayed stable as lower base rates lowered the average cost of debt for financing costs related to credit facilities offset by a higher average outstanding debt balance. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses, excluding listing advisory fees, remained relatively consistent period-over-period.

Liquidity and Capital Resources
As of March 31, 2026, the Company had $488 million in cash, $7.0 billion in total principal value of debt outstanding, including $2.5 billion of unsecured notes and $1.8 billion of undrawn capacity(1) on the Company’s credit facilities. The funding mix was composed of 64.2% secured and 35.8% unsecured borrowings as of March 31, 2026 on an outstanding basis. The Company was in compliance with all financial covenants under its credit facilities as of March 31, 2026. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:
The conference call will be broadcast live on May 7, 2026 at 11:30 a.m. Eastern Time on the News & Events section of OTF’s website at www.blueowltechnologyfinance.com. Please visit the website to test your connection before the webcast. To pre-register for the call, please use the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=0kGfFIja. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:
•Domestic: (877) 407-8629
•International: +1 (201) 493-6715

All callers will need to reference “Blue Owl Technology Finance Corp.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:
An archived replay will be available via a webcast link located on the News & Events section of OTF's website for one year, and via the dial-in numbers listed below for 14 days:
•Domestic: (877) 660-6853
•International: +1 (201) 612-7415
•Access ID: 13757814

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(1) Reflects undrawn debt, which is based on committed debt less debt outstanding as of 3/31/2026, and may not reflect the amount currently available due to borrowing base restrictions.

ABOUT BLUE OWL TECHNOLOGY FINANCE CORP.

Blue Owl Technology Finance Corp. (NYSE: OTF) is a specialty finance company focused on making debt and equity investments to U.S. technology-related companies, with a strategic focus on software. As of March 31, 2026, OTF had investments in 203 portfolio companies with an aggregate fair value of $14.1 billion. OTF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OTF is externally managed by Blue Owl Technology Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Blue Owl’s Credit platform.

Certain information contained herein may constitute "forward-looking statements" that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OTF, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OTF's control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OTF's filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OTF makes them. OTF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:
BDC Investor Relations
Michael Mosticchio
credit-ir@blueowl.com

Media Contact:
media@blueowl.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
Investments at fair value	$14,068,239	$14,286,039	$12,070,858
Total assets	$14,868,606	$14,715,011	$13,219,010
Net asset value per share	$16.49	$17.33	$17.09

GAAP results:
Total investment income	$325,940	$320,575	$182,817
Net investment income	$171,311	$123,813	$97,332
Net increase (decrease) in net assets resulting from operations	$(219,891)	$205,817	$78,132
Capital gains incentive fee expense (benefit) per share	$(0.08)	$0.03	$(0.01)

GAAP per share results:
Net investment income	$0.37	$0.26	$0.41
Net realized and unrealized gains (losses)	$(0.84)	$0.18	$(0.08)
Net increase (decrease) in net assets resulting from operations	$(0.47)	$0.44	$0.33
Capital gains incentive fee expense (benefit) per share	$(0.08)	$0.03	$(0.01)

Non-GAAP per share financial measures(1)(2):
Adjusted net investment income	$0.29	$0.30	$0.41
Adjusted net increase (decrease) in net assets resulting from operations	$(0.56)	$0.47	$0.33

Weighted average yield of accruing debt and income producing securities at fair value	9.5%	9.6%	10.6%
Weighted average yield of accruing debt and income producing securities at amortized cost	9.2%	9.5%	10.6%
Percentage of debt investments at floating rates	96.3%	96.2%	97.2%

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(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.
(2) Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Amounts in thousands, except share and per share amounts)

	As of March 31, 2026 (Unaudited)	As of December 31, 2025
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $13,420,277 and $13,262,010, respectively)	$13,057,271	$13,363,077
Non-controlled, affiliated investments (amortized cost of $866,787 and $736,415, respectively)	778,795	692,202
Controlled, affiliated investments (amortized cost of $128,545 and $128,788, respectively)	232,173	230,760
Total investments at fair value (amortized cost of $14,415,609 and $14,127,213, respectively)	14,068,239	14,286,039
Cash (restricted cash of $— and $—, respectively)	487,336	282,257
Foreign cash (cost of $878 and $709, respectively)	827	667
Interest and dividend receivable	99,571	88,553
Receivable from a controlled affiliate	693	720
Prepaid expenses and other assets	211,940	56,775
Total Assets	$14,868,606	$14,715,011
Liabilities
Debt (net of unamortized debt issuance costs of $86,197 and $84,123, respectively)	$6,904,332	$6,288,200
Distribution payable	184,579	185,749
Management fee payable	54,018	48,556
Incentive fee payable	28,119	68,085
Payables to affiliates	2	64
Payable for investments purchased	4,287	3,006
Accrued expenses and other liabilities	87,816	79,753
Total Liabilities	$7,263,153	$6,673,413
Commitments and contingencies(1)
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 461,123,693 and 464,047,623 shares issued and outstanding, respectively	$4,611	$4,640
Additional paid-in-capital	7,514,237	7,573,712
Total accumulated undistributed earnings	86,605	463,246
Total Net Assets	7,605,453	8,041,598
Total Liabilities and Net Assets	$14,868,606	$14,715,011
Net Asset Value Per Share	$16.49	$17.33
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(1) Refer to 10-Q Note 8 “Commitments and Contingencies”.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$268,322	$143,358
Payment-in-kind ("PIK") interest income	24,057	15,281
Dividend income	525	—
PIK dividend income	14,344	8,400
Other income	3,176	4,639
Total investment income from non-controlled, non-affiliated investments	310,424	171,678
Investment income from non-controlled, affiliated investments:
Interest income	1,029	621
PIK interest income	778	1,176
Dividend income	9,627	6,153
PIK dividend income	3,367	3,083
Other income	22	51
Total investment income from non-controlled, affiliated investments	14,823	11,084
Investment income from controlled, affiliated investments:
Dividend income	693	55
Total investment income from controlled, affiliated investments	693	55
Total Investment Income	325,940	182,817
Operating Expenses
Interest expense	$103,825	$51,686
Management fees, net(1)	53,913	15,876
Performance based incentive fees	(10,685)	9,441
Professional fees	2,741	3,368
Directors' fees	274	259
Other general and administrative	3,286	1,503
Total Operating Expenses	153,354	82,133
Net Investment Income (Loss) Before Taxes	172,586	100,684
Income tax expense (benefit), including excise tax expense (benefit)	1,275	3,352
Net Investment Income (Loss) After Taxes	171,311	97,332
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(448,584)	$(19,985)
Non-controlled, affiliated investments	(43,775)	(759)
Controlled, affiliated investments	1,656	2
Translation of assets and liabilities in foreign currencies and other transactions	(3,659)	1,074
Income tax (provision) benefit	79	(795)
Total Net Change in Unrealized Gain (Loss)	(494,283)	(20,463)
Net realized gain (loss):
Non-controlled, non-affiliated investments	$123,823	$1,847
Non-controlled, affiliated investments	(23,156)	—
Foreign currency transactions	2,414	(584)
Total Net Realized Gain (Loss)	103,081	1,263
Total Net Realized and Change in Unrealized Gain (Loss)	$(391,202)	$(19,200)
Net Increase (Decrease) in Net Assets Resulting from Operations	$(219,891)	$78,132
Earnings Per Share - Basic and Diluted	$(0.47)	$0.33
Weighted Average Shares Outstanding - Basic and Diluted	464,266,454	235,351,119
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(1)Refer to “Note 3 — Agreements and Related Party Transactions” for additional details on management fee waiver.

NON-GAAP FINANCIAL MEASURES

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”: represent net investment income, excluding any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.
•“Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share”: represent net income, excluding any change in capital gains incentive fees accrued but not payable.

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	March 31, 2026		December 31, 2025		March 31, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$171	$0.37	$124	$0.26	$97	$0.41
Plus: Change in capital gains incentive fees accrued but not payable	(39)	(0.08)	14	0.03	(1)	(0.01)
Adjusted net investment income(1)	$133	$0.29	$138	$0.30	$96	$0.41

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure, or net income) to adjusted net increase (decrease) in net assets resulting from operations (or adjusted net income) for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	March 31, 2026		December 31, 2025		March 31, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$(220)	$(0.47)	$206	$0.44	$78	$0.33
Plus: Change in capital gains incentive fees accrued but not payable	(39)	(0.08)	14	0.03	(1)	(0.01)
Adjusted net increase (decrease) in net assets resulting from operations(1)	$(259)	$(0.56)	$220	$0.47	$77	$0.33
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(1) Totals may not sum due to rounding.